Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-116633 and 333-118433) of Digital Recorders, Inc. of our report dated April 13, 2006 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Raleigh, North Carolina
April 17, 2006